United States

Securities and Exchange Commission

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2025

DAMON INC.

(Exact name of registrant as specified in its charter)

British Columbia	001-42190	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Canada Way, Suite #402 Burnaby, BC	V5G 4X7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (236) 326-3619

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares	DMN*	The Nasdaq Stock Market LLC*

*	As previously reported, The Nasdaq Stock Market LLC has determined to delist the Company’s common shares, and has suspended its trading as of May 20, 2025. The Company’s common shares are currently quoted on the OTCID Basic Market, operated by OTC Markets Group, Inc., under the symbol “DMNIF.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Employment Services Agreement with Dominque Kwong

On July 16, 2025, following the approval of the Board of Directors (the “Board”), Damon Inc. (the “Company”) entered into a new executive employment services agreement with Dominique Kwong (“Mr. Kwong”), our Chief Executive Officer (“CEO”) and a director, with an initial term commencing on July 16, 2025 and expiring on July 16, 2028 (the “Kwong Agreement”). The Kwong Agreement supersedes the Company’s prior Interim Executive Employment Agreement, dated December 4, 2024, and its Amendment to Interim Executive Agreement, dated May 4, 2025, as between the Company and Mr. Kwong.

The initial term of the Kwong Agreement is subject to automatic renewal for successive 90-day periods unless either the Company or Mr. Kwong provides written notice of non-renewal at least 90 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Kwong Agreement: (i) Mr. Kwong provides various employment services to the Company which are inclusive of his duties and responsibilities commensurate with his position as our CEO; and (ii) Mr. Kwong is entitled to: (a) a gross monthly salary of CAD$39,947 (the “Monthly Salary”); (b) a yearly cash bonus (each, a “Bonus”) of up to 100% of his then aggregate annual Monthly Salary based upon certain performance goals to be determined by the Board or the compensation committee of the Board (the “Compensation Committee”) from year to year; (c) a short-term incentive payment (each, a “STIP Bonus”) from 0% to up to 100% of his then aggregate annual Monthly Salary based upon certain factors to be determined by the Board or the Compensation Committee from time to time; (d) a time-based vesting incentive stock option to purchase up to an aggregate of 1,000,000 common shares of the Company, vesting as to not less than one-quarter of the option shares on each of the following dates: the date of grant, and the dates that are six, 12, and 18 months thereafter; (e) a restricted stock unit award (the “RSU”) to acquire up to an aggregate of 1,000,000 common shares of the Company, vesting as to not less than one-half of the RSU shares on each of the dates that are 12 and 24 months, respectively, from the date of grant; (f) participation in any long-term incentive program introduced by the Company from time to time; (g) participation in all Company employee benefit and health insurance plans (each, a “Benefit”); and (h) four weeks of accrued vacation per calendar year (the “Vacation”). Additionally, the Company will pay Mr. Kong a one-time signing bonus of CAD$126,110 as soon as reasonably practicable, and no later than five business days after it has raised at least US$2.5 million, in recognition of the execution of the Kwong Agreement and the retroactive salary adjustment.

If the Company elects to not renew the Kwong Agreement, and provided that Mr. Kwong is in compliance with the relevant terms and conditions of the Kwong Agreement, the Company shall be obligated to provide a termination package to Mr. Kwong as follows: (i) a cash payment equating to any outstanding Monthly Salary, Vacation pay and annual performance Bonus and STIP Bonus entitlements (if any and calculated pro rata up to the date of termination) earned by Mr. Kwong to the date of termination (collectively, the “Outstanding Amounts”); (ii) a cash payment equal to six months’ of Monthly Salary for each year of employment commencing on December 4, 2024 and ending on the date of termination, up to a total maximum of 18 months (the “Severance Period”) of Monthly Salary (the “Termination Amount”), with the Termination Amount being payable in equal monthly installments over the Severance Period; (iii) confirmation that all of Mr. Kwong’s then Benefits coverage would be extended for a period of 12 months from the date of termination (the “Benefits Extension”); and (iv) subject to the applicable provisions of the Kwong Agreement and the Company’s then Stock Incentive Plan, Mr. Kwong shall be entitled to exercise any unexercised and fully vested portion of any stock options for a period of 12 months from the date of termination (the “Options Extension”).

If the Company elects to terminate the Kwong Agreement without Just Cause (as defined therein), or if Mr. Kwong terminates the Kwong Agreement for Good reason as a result of a Change of Control (each as also defined therein), and provided that Mr. Kwong is in compliance with the relevant terms and conditions of the same, the Company shall be obligated to provide a termination package to Mr. Kwong as follows: (i) a cash payment equal to all Outstanding Amounts to the date of termination; (ii) a cash payment equal to the Termination Amount, payable in equal monthly installments during the Severance Period; (iii) confirmation of the Benefits Extension; and (iv) subject to the applicable provisions of the Kwong Agreement and the Company’s then Stock Incentive Plan, confirmation of the Options Extension.

If Mr. Kwong elects to terminate the Kwong Agreement, except for Good Reason, and provided that Mr. Kwong is in compliance with the relevant terms and conditions of the Kwong Agreement, or if the Company elects to terminate the Kwong Agreement for Just Cause, then the Company shall only be obligated to provide Mr. Kwong a cash payment equal to all Outstanding Amounts as of the date of termination.

The Kwong Agreement will be deemed terminated on the 30th calendar day following the death or disability of Mr. Kwong, in which case the Company shall be obligated to provide a termination package to Mr. Kwong, or Mr. Kwong’s estate as the case may be, as follows, provided that Mr. Kwong is or was in compliance with the relevant terms and conditions of the Kwong Agreement: (i) a cash payment equal to all Outstanding Amounts to the date of termination; (ii) if disabled only, confirmation of the Benefits Extension; and (iii) subject to the applicable provisions of the Kwong Agreement and the Company’s Stock Incentive Plan, Mr. Kwong, or Mr. Kwong’s estate as the case may be, confirmation of the Options Extension.

Executive Employment Services Agreement with Baljinder (Bal) Bhullar

On July 16, 2025, following the approval of the Board, we entered into a new executive employment services agreement with Baljinder (Bal) Bhullar (“Ms. Bhullar”), our Chief Financial Officer (“CFO”) and a director, with an initial term commencing on July 16, 2025 and expiring on July 16, 2028 (the “Bhullar Agreement”). The Bhullar Agreement supersedes the prior Executive Employment Agreement, dated December 24, 2023, as amended by a certain Employment Side Letter Agreement dated January 1, 2024, as between Damon Motors Inc. and Ms. Bhullar.

The initial term of the Bhullar Agreement is subject to automatic renewal for successive 90-day periods unless either the Company or Ms. Bhullar provides written notice of non-renewal at least 90 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Bhullar Agreement: (i) Ms. Bhullar provides various employment services to the Company which are inclusive of her duties and responsibilities commensurate with her position as our CFO; and (ii) Ms. Bhullar is entitled to: (a) a gross monthly salary of CAD$37,035.75 (the “Monthly Salary”); (b) a yearly cash bonus (each, a “Bonus”) of up to 100% of her then aggregate annual Monthly Salary based upon certain performance goals to be determined by the Board or the Compensation Committee from year to year; (c) a short-term incentive payment (each, a “STIP Bonus”) from 0% to up to 100% of her then aggregate annual Monthly Salary based upon certain factors to be determined by the Board or the Compensation Committee from time to time; (d) a time-based vesting incentive stock option to purchase up to an aggregate of 750,000 common shares of the Company, vesting as to not less than one-quarter of the option shares on each of the following dates: the date of grant, and the dates that are six, 12, and 18 months thereafter; (e) an RSU award to acquire up to an aggregate of 750,000 common shares of the Company, vesting as to not less than one-half of the RSU shares on each of the dates that are 12 and 24 months, respectively, from the date of grant; (f) participation in any long-term incentive program introduced by the Company from time to time; (g) participation in all Company employee benefit and health insurance plans (each, a “Benefit”); and (h) four weeks of accrued vacation per calendar year (the “Vacation”).

If the Company elects to not renew the Bhullar Agreement, and provided that Ms. Bhullar is in compliance with the relevant terms and conditions of the Bhullar Agreement, the Company shall be obligated to provide a termination package to Ms. Bhullar as follows: (i) a cash payment equating to any outstanding Monthly Salary, Vacation pay and annual performance Bonus and STIP Bonus entitlements (if any and calculated pro rata up to the date of termination) earned by Ms. Bhullar to the date of termination (collectively, the “Outstanding Amounts”); (ii) a cash payment equal to six months’ of Monthly Salary for each year of employment commencing on January 1, 2024 and ending on the date of termination, up to a total maximum of 18 months (the “Severance Period”) of Monthly Salary (the “Termination Amount”), with the Termination Amount being payable in equal monthly installments over the Severance Period; (iii) confirmation that all of Ms. Bhullar’s then Benefits coverage would be extended for a period of 12 months from the date of termination (the “Benefits Extension”); and (iv) subject to the applicable provisions of the Bhullar Agreement and the Company’s then Stock Incentive Plan, Ms. Bhullar shall be entitled to exercise any unexercised and fully vested portion of any stock options for a period of 12 months from the date of termination (the “Options Extension”).

If the Company elects to terminate the Bhullar Agreement without Just Cause (as defined therein), or if Ms. Bhullar terminates the Bhullar Agreement for Good Reason as a result of a Change of Control (each as also defined therein), and provided that Ms. Bhullar is in compliance with the relevant terms and conditions of the same, the Company shall be obligated to provide a termination package to Ms. Bhullar as follows: (i) a cash payment equal to all Outstanding Amounts to the date of termination; (ii) a cash payment equal to the Termination Amount, payable in equal monthly installments during the Severance Period; (iii) confirmation of the Benefits Extension; and (iv) subject to the applicable provisions of the Bhullar Agreement and the Company’s then Stock Incentive Plan, confirmation of the Options Extension.

If Ms. Bhullar elects to terminate the Bhullar Agreement, except for Good Reason, and provided that Mr. Bhullar is in compliance with the relevant terms and conditions of the Bhullar Agreement, or if the Company elects to termination the Bhullar Agreement for Just Cause, then the Company shall only be obligated to provide Ms. Bhullar a cash payment equal to all Outstanding Amounts to the date of termination.

The Bhullar Agreement will be deemed terminated on the 30th calendar day following the death or disability of Ms. Bhullar, in which case the Company shall be obligated to provide a termination package to Ms. Bhullar, or Ms. Bhullar’s estate as the case may be, as follows, provided that Ms. Bhullar is or was in compliance with the relevant terms and conditions of the Bhullar Agreement: (i) a cash payment equal to all Outstanding Amounts to the date of termination; (ii) if disabled only, confirmation of the Benefits Extension; and (iii) subject to the applicable provisions of the Bhullar Agreement and the Company’s Stock Incentive Plan, Ms. Bhullar, or Ms. Bhullar’s estate as the case may be, confirmation of the Options Extension.

The foregoing summary of the terms of the Kwong Agreement and the Bhullar Agreement is subject to, and qualified in its entirety by reference to, the full text of the agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Executive Employment Services Agreement, dated July 16, 2025, by and between Damon Inc. and Dominque Kwong.
10.2	Executive Employment Services Agreement, dated July 16, 2025, by and between Damon Inc. and Baljinder Bhullar.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2025	DAMON, INC.

	By:	/s/ Bal Bhullar
Bal Bhullar
Chief Financial Officer

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